UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Lake Avenue Ext., Danbury, Connecticut		06811-5286
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

                                   Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock $0.01 Par Value	ETH	New York Stock Exchange
(Title of each class)	(Trading symbol)	(Name of exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, Ethan Allen Interiors Inc. (the “Company”) is party to a $165 million revolving credit facility agreement (the “Facility”) with a syndicate of banks pursuant to the Second Amended and Restated Credit Agreement, dated December 21, 2018 (the “Credit Agreement”). The Facility provides a revolving credit line, subject to borrowing base availability, with the maturity date of December 21, 2023. The material terms of the Facility are also described in Note 11 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

On March 30, 2020, the Company provided notice to the administrative agent under the Credit Agreement to borrow an additional amount of $20 million under the Facility. Prior to such notice, there was $80 million in borrowings outstanding under the Facility. The borrowing bears interest at a rate equal to the one-month LIBOR rate of 1.00% plus a spread using a debt leverage pricing grid, currently at 1.50%. Interest on the loan outstanding is payable monthly in arrears and the principal balance is payable on the maturity date of December 21, 2023. The Company may repay amounts borrowed at any time without penalty. The Company, while currently having available cash on its balance sheet, elected to increase its aggregated borrowing to $100 million under the Facility to provide increased liquidity and preserve financial flexibility in consideration of the disruption and uncertainty surrounding COVID-19.

Item 7.01	Regulation FD Disclosure

On April 1, 2020, the Company announced its action plan in response to the COVID-19 health crisis including, among other things, the continued temporary closure of its Company-owned design centers and most of its manufacturing facilities, the furlough of approximately 70% of its global workforce, the decision by M. Farooq Kathwari, the Company’s CEO, to temporarily forego his salary, a temporary reduction in salary of up to 40% for all senior management and up to 20% for other salaried employees, the Board of Directors temporarily reduced their cash compensation by 50%, the elimination of all non-essential operating expenses, a delay of capital expenditures and the temporary halt of the share repurchase program. The Company will continue to pay its affected associates through April 2, 2020 and will continue to serve its customers.

A copy of the news release announcing such actions is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated April 1, 2020, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: April 2, 2020	By:	/s/ Corey Whitely
Corey Whitely Executive Vice President, Administration Chief Financial Officer and Treasurer